Exhibit 32.1

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Financial Strategies Acquisition Corp., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge and in the capacity of an officer, that:

The Annual Report for the year ended December 31, 2021 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 10-K.

Date: March 31, 2022	By:	/s/ Jeffrey Peel
Jeffrey Peel
Interim Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

Date: March 31, 2022	By:	/s/ Horst Rzepka
Horst Rzepka
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)